UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2010

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

As reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2010, MBT Financial Corp. (the “Company”) has commenced a private placement offering (the “Private Placement”) of up to 2,500,000 shares of its common stock, without par value (the “Common Stock”). The shares of Common Stock being offered pursuant to the Private Placement have not been, and shall not be, registered under the Securities Act of 1933 (the “Act”) in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of SEC Regulation D.

As of October 5, 2010, the Company had sold 842,038 shares of Common Stock pursuant to the Private Placement for the aggregate cash consideration of $1,171,834.36.  The total number of shares of Common Stock sold as of October 5, 2010 constitutes approximately 5.2% of the Company’s aggregate number of issued and outstanding common shares as reported in the Company’s most recent Quarterly Report on Form 10-Q filed with the SEC on August 5, 2010.

The Private Placement is set to terminate on December 31, 2010, or on such earlier or later date as the Company may decide in its discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: October 8, 2010	By:	/s/ H. Douglas Chaffin
H. Douglas Chaffin
President and Chief Executive Officer